EXHIBIT 3.2
                                                                     -----------

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             WASTE CONNECTIONS, INC.

                             (ADOPTED JULY 20, 2004)



                                    ARTICLE I

                                     OFFICES

            Section 1. Registered Office. The registered office of Waste Connections, Inc. (the "Corporation") shall be fixed in the Corporation's certificate of incorporation, as the same may be amended from time to time.

            Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as its Board of Directors (the "Board" or the "Board of Directors") may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            Section 1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation in Folsom, California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors.

            Section 2. Annual Meetings. Annual meetings of stockholders shall be held on the fourth Wednesday of May in each year, if not a legal holiday and if a legal holiday, then on the next secular day following, at 10:00A.M., or at such other date and time as shall be designated from time to time by the Board of Directors. At each annual meeting, stockholders shall elect directors in accordance with the Corporation's certificate of incorporation and these bylaws, and shall transact other business as may properly be brought before the meeting.

            Section 3. Special Meetings. Subject to the rights, if any, of holders of any class or series of Preferred Stock then outstanding, stockholders are not permitted to call a special meeting of

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stockholders or to require the Board of Directors or officers of the Corporation to call such a special meeting. A special meeting of stockholders may only be called by a majority of the Board of Directors, by the President or by the Chairman of the Board. The business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board of Directors. Any action required or permitted to be taken by the stockholders must be taken at a duly called and convened annual meeting or special meeting of stockholders and cannot be taken by consent in writing.

            Section 4. Notice of Stockholders' Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5, below, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

            Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders shall be given:

            (a) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation's records; or

            (b) if electronically transmitted, as provided in Section 232 of the General Corporation Law of Delaware.

            An affidavit of the Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            Section 6. Quorum. The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.

            Section 7. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence (or election not to preside) by the President, or in his absence (or election not to preside) by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence (or election not to so act) the chairman of the meeting may appoint any person to act as secretary of the meeting.

            Section 8. Conduct of Meetings. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such

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rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

            Section 9. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors; provided, however, that the following procedures shall not apply to the nomination of persons for election as Directors by vote of any class or series of preferred stock of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee appointed by the Board of Directors or by any holder of common stock of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 9. Such nominations, other than those made by or at the direction of the Board of Directors or by any committee appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be considered for inclusion in the Corporation's proxy materials, notice of a stockholder's nomination of a person for election to the Board must be received by the Secretary of the Corporation at the principal executive offices of the Corporation no later than the close of business (California time) on the one hundred twentieth (120th) day prior to the date which is the same month and day as the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting. To be considered timely, stockholder proposals submitted after this deadline must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the close of business (California time) on the ninetieth (90th) day prior to the meeting of stockholders. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address, phone number and email address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to the rules and regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address, phone number and email address of the stockholder, (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. Such notice shall be accompanied by the

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executed consent of each nominee to serve as a Director if so elected. The
Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation by the holders of common stock of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            Section 10. Advance Notification of Business to be Transacted at Stockholder Meetings. To be properly brought before the annual or any special meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors or any committee appointed by the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before any annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be considered for inclusion in the Corporation's proxy materials, notice of stockholder proposals must be received by the Secretary of the Corporation at the principal executive offices of the Corporation no later than the close of business (California time) on the one hundred twentieth (120th) day prior to the date which is the same month and day as the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting. To be considered timely, stockholder proposals submitted after this deadline must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the close of business (California time) on the ninetieth (90th) day prior to the meeting of stockholders. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

            No business shall be conducted at the annual or any special meeting of stockholders unless it is properly brought before the meeting in accordance with the procedures set forth in this Section 10, provided, however, that nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with the procedures set forth in this Section 10. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 10 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

            Section 11. Compliance with Securities and Exchange Act of 1934. Notwithstanding any other provision of these bylaws, the Corporation shall be under no obligation to include any

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stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes that the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement material to stockholders any stockholder proposal not required to be included in its proxy material to stockholders in accordance with such Act, rules or regulations.

            Section 12. Adjournment of Meetings. If a quorum shall not be present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting or (b) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            Section 13. Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 14, below, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the General Corporation Law of Delaware. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

            Except as otherwise provided by statute or by the certificate of incorporation, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

            Section 14. Record Date for Stockholder Notice; Voting; Giving Consents. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten

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(10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

            If the Board does not so fix a record date:

            (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed.

            (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

            A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

            Section 15. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the General Corporation Law of Delaware.

            Section 16. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation's principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of

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any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.


                                   ARTICLE III

                                    DIRECTORS

            Section 1. Number of Directors. The number of Directors which shall constitute the entire Board of Directors shall be as set forth in the Corporation's certificate of incorporation.

            Section 2. Term of Office. Subject to the provisions of the Corporation's certificate of incorporation, each Director, including a Director elected to fill a vacancy, shall hold office until such Director's successor is elected and qualified or the earlier resignation or removal of such Director.

            Section 3. Place of Meetings of the Board of Directors. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

            Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

            Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or the Secretary or by resolution of the Board of Directors. Unless waived, notice of the time and place of special meetings shall be delivered to each Director either (a) personally (by hand, courier or telephone), (b) by electronic mail,
(c) by facsimile transmission, or (d) by first-class mail, postage prepaid, delivered or addressed to a Director in accordance with that Director's contact information as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting (ten (10) days in the case of a Director whose address as shown on the records of the Corporation is outside of the United State of America). If the notice to a Director is delivered in any other manner it shall be delivered (which shall for this purpose mean received by the Director) at least twenty four (24) hours before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation's principal executive office) or the purpose of the meeting.

            Section 6. Quorum. At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present

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thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

            Section 7. Action Without A Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board. Written consents representing actions taken by the Board may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

            Section 8. Meetings by Conference Telephone. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

            Section 9. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by a chairman chosen at the meeting.

            Section 10. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, establish one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

            In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

            Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided that no such committee shall have power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

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            Section 11. Meetings and Actions of Committees. Meetings and actions of committees of the Board authorized by Section 10, above, shall be governed by, and held and taken in accordance with, the provisions of:

            (a) Section 3 (place of meetings);

            (b) Section 4 (regular meetings);

            (c) Section 5 (special meetings);

            (d) Section 6 (quorum);

            (e) Section 7 (action without a meeting);

            (f) Section 8 (meetings by conference telephone); and

            (g) Article VIII, Section 8 (waiver of notice);

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members.

            Section 12. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV

                                    OFFICERS

            Section 1. Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, President, Secretary and Chief Financial Officer. The Board of Directors may also appoint a Chairman of the Board and one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person, unless the certificate or incorporation or these bylaws otherwise provide.

            Section 2. Appointment of Officers. The Board of Directors shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of

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Sections 3 and 5 below, subject to the rights, if any, of an officer under any contract of employment.

            Section 3. Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer or, in his absence, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

            Section 4. Term of Office; Removal and Resignation of Officers. Each officer of the Corporation shall hold office until his successor is chosen and qualifies, or until his resignation or removal. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

            Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

            Section 5. Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board, or by the Chief Executive Officer or the President as provided in Section 3, above.

            Section 6. Officers' Salaries. The salaries of all officers and agents of the Corporation shall be fixed by or pursuant to the authority of the Board of Directors.

            Section 7. Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these bylaws. If there is no Chief Executive Officer or President, then the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 8, below.

            Section 8. Chief Executive Officer. Subject to such supervisory powers, if any, as the Board may give to the Chairman of the Board, the Chief Executive Officer, if any, shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the Corporation and shall report directly to the Board. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall serve as chairperson of and preside at all meetings of the stockholders. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board.

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            Section 9. President. In the absence or disability of the Chief
Executive Officer, the President shall perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board, these bylaws, the Chief Executive Officer or the Chairman of the Board.

            Section 10. Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President. When acting as the President, the appropriate Vice President shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these bylaws, the Chairman of the Board, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.

            Section 11. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show:

            (a) the time and place of each meeting;

            (b) whether regular or special (and, if special, how authorized and the notice given);

            (c) the names of those present at directors' meetings or committee meetings;

            (d) the number of shares present or represented at stockholders' meetings; and

            (e) the proceedings thereof.

            The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register showing:

            (i) the names of all stockholders and their addresses;

            (ii) the number and classes of shares held by each:

            (iii) the number and date of certificates evidencing such shares;
and

            (iv) the number and date of cancellation of every certificate surrendered for cancellation.

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            The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these bylaws.

            Section 12. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

            The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as the Board may designate. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President and directors, whenever they request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or these bylaws.

            Section 13. Representation of Shares of Other Corporations. The Chairman of the Board, President, any Vice President, or the Secretary of this Corporation, or any other person authorized by the Board or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

            Section 14. Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders.


                                    ARTICLE V

                               STOCK CERTIFICATES

            Section 1. Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the President or any Vice President, and by the Chief Financial Officer or the Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of

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

the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

            Section 2. Classes or Series of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of any certificate that the Corporation shall issue to represent shares of such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu thereof, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights may be set forth on the face or back of each certificate that the Corporation shall issue to represent shares of such class or series of stock.

            Section 3. Lost Certificates. Except as provided in this Section 3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

            Section 4. Transfer of Stock. Subject to applicable law, on surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

            Section 5. Stockholders of Record. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                                 INDEMNIFICATION

            (a) Third Party Actions. The Corporation shall indemnify any officer or director of the Corporation, and shall have the power to indemnify any employee or agent of the Corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of the Corporation.

            (b) Derivative Actions. The Corporation shall indemnify any officer or director of the Corporation, and shall have the power to indemnify any employee or agent of the Corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of the Corporation.

            (c) Successful Actions. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            (d) Standard of Conduct. Any indemnification under subsections (a) and (b) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Article VI. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

            (e) Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

            (f) Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            (g) Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this
Article VI. Any indemnification under this Article VI shall be net of any payment received by the indemnified party by directors' and officers' insurance carriers, or others.

             (h) Definition of the "Corporation". For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            (i) Other Definitions. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

            (j) Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (k) Jurisdiction. The Delaware Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Article VI or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine the Corporation's obligation to advance expenses (including attorneys' fees).


                                   ARTICLE VII

                                   AMENDMENTS

            These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the Corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

            Section 1. Dividends. Subject to applicable law and the certificate of incorporation, dividends on the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, shares of the capital stock or other property.

            Section 2. Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it is created.

            Section 3. Contracts. Except as otherwise provided in these bylaws or by law or as otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, or the Secretary shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any such officer. The Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, or the President or, if designated by the Board of Directors or any such officer, any Vice President or the Secretary, may authorize any other officer, employee, or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board of Directors or any such officer may be general or confined to specific conditions. Subject to the foregoing provisions, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

            Section 4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

            Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

            Section 6. Seal. The Corporation may adopt a corporate seal, which shall be adopted and may be altered by the Board, and which may have inscribed thereon the name of the Corporation, the year of its organization and the words "Incorporated, Delaware", or which may have inscribed thereon any other words, including but not limited to the words "Corporate Seal" as the officers may designate. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or otherwise.

            Section 7. Entire Board. As used in these bylaws, "entire Board of Directors" means the total number of Directors which the Corporation would have if there were no vacancies in the Board of Directors.

            Section 8. Waiver of Notice. Whenever any notice is required by law, the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

            Section 9. Severability. Any determination that any provision of these bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these bylaws.

            Section 10. Pronouns. All pronouns used in these bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                            CERTIFICATE OF SECRETARY


            The undersigned, Secretary of Waste Connections, Inc., a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the Amended and Restated Bylaws of said corporation, as amended and in full force and effect at the date of this Certificate.

            WITNESS the signature of the undersigned and the seal of the Corporation this July 20, 2004.



[SEAL]
                                                ______________________________
                                                Robert D. Evans, Secretary of
                                                Waste Connections, Inc.